UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 29, 2021

SecureWorks Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-37748	27-0463349
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Concourse Parkway NE Suite 500 Atlanta, Georgia	30328
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (404) 327-6339

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	SCWX	The NASDAQ Stock Market LLC (NASDAQ Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) and (e) On May 29, 2021, Michael R. Cote, Chief Executive Officer and a member of the Board of Directors of SecureWorks Corp. (the “Company”), notified the Company of his decision to retire as Chief Executive Officer and as a director of the Company effective as of September 3, 2021. Following the effective date of his retirement as Chief Executive Officer, in which position he served as the Company’s principal executive officer, Mr. Cote will serve as a consultant to the Company to assist with the transition to his successor as Chief Executive Officer, as discussed below.

In connection with Mr. Cote’s retirement as Chief Executive Officer, on June 1, 2021, the Company entered into a Separation Agreement and Release (the “Separation Agreement”) with Mr. Cote. Under the Separation Agreement, and subject to specified conditions, including his execution of a release of specified claims in favor of the Company, Mr. Cote will be entitled to receive (1) severance pay in the aggregate amount of $500,000 (payable in installments following September 3, 2021) and (2) additional amounts of severance pay equal to $220,467 representing a prorated payout of Mr. Cote’s short-term incentive award under the Company’s Amended and Restated Incentive Bonus Plan and $50,000 representing subsidized COBRA benefits coverage from the Company.

In addition, under the Separation Agreement, in the event the Consultancy Period (as defined below) is terminated in accordance with the terms of the agreement before October 2, 2022, other than a termination by the Company in connection with a material violation by Mr. Cote of the terms of the Separation Agreement, any other agreement between Mr. Cote and the Company or specified Company policies, (1) Mr. Cote’s outstanding awards of restricted shares of the Company’s Class A common stock, including both time-based and performance-based awards, that remain unvested by their terms as of September 3, 2021 will continue to vest through October 2, 2022 and (2) Mr. Cote will be treated as having continued in service for purposes of determining his “Earned Shares” (as defined in the Company’s applicable forms of equity award agreements) eligible for vesting during the remainder of the Consultancy Period as if such termination had not occurred.

Under the Separation Agreement, subject to specified conditions, the Company will engage Mr. Cote as a consultant for the period beginning on September 3, 2021 and ending on October 2, 2022, unless Mr. Cote’s consultancy is terminated earlier in accordance with the terms of the Separation Agreement (the “Consultancy Period”). The Separation Agreement provides that, during the Consultancy Period, Mr. Cote will be required to be available to perform such consulting services from time to time as may be reasonably requested by the Board of Directors or its designee. Under the Separation Agreement, Mr. Cote will be entitled to receive a fee for his services as a consultant in the aggregate amount of $200,000 (payable in installments during the Consultancy Period) and reimbursement of his reasonable out-of-pocket expenses.

The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Separation Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

(c) On May 30, 2021, the Board of Directors appointed Wendy Thomas, formerly the Company’s President, Customer Success, as the Company’s President and Chief Executive Officer, effective as of September 3, 2021, to succeed Mr. Cote as the Company’s principal executive officer.

Ms. Thomas, age 49, has served as the Company’s President, Customer Success from April 2020 to June 2021 and served as Chief Product Officer from June 2019 to April 2020. Before this service, Ms. Thomas was the Company’s Senior Vice President, Business and Product Strategy, from March 2018 to June 2019, and Vice President, Strategic and Financial Planning, from March 2017 to March 2018. Previously, Ms. Thomas served as the Company’s Vice President, Financial Planning and Analysis from July 2015 to March 2017 and from June 2008 to June 2011. Ms. Thomas served as Chief Financial Officer of Bridgevine, Inc. (currently Updater Inc.), a marketing software company, from November 2013 to July 2015, and as Vice President, Financial Planning and Analysis, at First Data Corporation (currently Fiserv, Inc.), a payment processing and financial services technology company, from July 2011 to October 2013. Earlier in her career, among other positions, Ms. Thomas held multiple finance roles at BellSouth Corporation, a telecommunications company, culminating in the position of Director, Finance.

In connection with her appointment as President and Chief Executive Officer, Ms. Thomas’s base annual salary rate will be increased to $500,000 from $425,000, effective June 3, 2021. Ms. Thomas’s target cash bonus opportunity under the Company’s Amended and Restated Incentive Bonus Plan for the fiscal year ending January 28, 2022 will be increased to 100% of her base salary from 60% of her base salary, under which any bonus payout will be subject to the satisfaction of performance conditions established by the Board of Directors.

In addition, the Board of Directors granted to Ms. Thomas, effective June 3, 2021, a promotion-related award of restricted stock units that settle in the Company’s Class A common stock under the Company’s 2016 Long-Term Incentive Plan with an aggregate grant date value equal to $3,500,000, of which (1) 50% consist of time-based units that vest in three equal annual installments, beginning on June 3, 2022, and (2) 50% consist of performance stock units that vest only if specified performance measures relating to the Company are achieved. The performance stock units, if any, earned in accordance with the performance measures are expected to vest in three equal annual installments, beginning on June 3, 2022.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits. The following documents are filed herewith as exhibits to this report:

Exhibit No.	Exhibit Description

10.1	Separation Agreement and Release, dated as of June 1, 2021, between SecureWorks Corp. and Michael R. Cote.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document, which is contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 3, 2021	SecureWorks Corp.

	By:	/s/ Paul M. Parrish
Paul M. Parrish
Chief Financial Officer (Duly Authorized Officer)

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